EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-189264) and (File No. 333-199822) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August [   ], 2024 included in Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the years ended April 30, 2024, and April 30, 2023.

Victor Mokoulu, CPA